SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 5, 2003

Date of Report (Date of Earliest Event Reported)

Schering-Plough Corporation

(Exact name of registrant as specified in its charter)

New Jersey	1-6571	22-1918501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2000 Galloping Hill Road Kenilworth, NJ 07033
(Address of principal executive offices, including Zip Code)
(908) 298-4000
(Registrant's telephone number, including area code)

Item 7. Financial Statements and Exhibits

(c) Exhibits. The following exhibit is filed with this 8-K:

99.1 Press release titled "Schering-Plough Appoints Robert Bertolini Chief Financial Officer"

Item 9. Regulation FD Disclosure

Schering-Plough today announced that Robert J. Bertolini has been appointed executive vice president and chief financial officer, effective November 17, 2003, and that Jack L. Wyszomierski who currently holds the position will leave the company after a transition period. The press release regarding this matter is attached as Exhibit 99.1 to this 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By:/s/Thomas H. Kelly

Thomas H. Kelly

Vice President and Controller

Date: November 5, 2003

Exhibit Index

The following exhibit is filed with this 8-K:

99. 1 Press release titled "Schering-Plough Appoints Robert Bertolini Chief Financial Officer"